UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2015

PRA Group, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2015, PRA Group, Inc. (the "Company"), exercised the accordion feature available under its Credit Agreement dated December 19, 2012, as amended, by and among the Company and its domestic subsidiaries as guarantors and certain lenders, agents and arrangers named therein (the “Credit Agreement”). The commitments of two existing Lenders under its domestic revolving credit facility were increased, and an additional Lender was included. This exercise of the accordion feature under the Credit Agreement increased by $125 million the commitments under the domestic revolving credit facility, bringing the total amount available under the domestic revolving credit facility to an aggregate principal amount of $725 million.  The Company issued a press release dated December 30, 2015, concerning the transaction described herein, which is filed herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above under Item 1.01 is hereby incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.

99.1  Press Release Dated December 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

December 30, 2015	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: President, Interim Chief Financial and Administrative Officer and Treasurer